EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 31, 1998, is entered into between RANDOLPH CHERKAS, residing at 108 St. James Avenue, Merchantville, New Jersey 08109 ("Executive"), and GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation having its principal office at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120 ("Company").

     WHEREAS, the Company and Executive desire to provide for the employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

          1. Employment,  Duties and Acceptance.

               1.1 The Company hereby employs Executive as its Chief Operating Officer to supervise and control the day-to-day functions of the Company's sales, marketing, customer support and customer service departments. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's President.

               1.2 The President may assign to Executive such other executive duties for the Company or any Affiliate (as defined in Section 4.7) as are consistent with Executive's status as Chief Operating Officer.

               1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties. Executive shall perform his duties primarily in and from the Company's offices located in the Philadelphia metropolitan area. During the term of this Agreement, Executive shall not be required to re-locate from the Philadelphia metropolitan area.



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         2.       Compensation and Benefits.

               2.1 The Company shall pay to Executive a base salary ("Salary") at the aggregate rate of $180,000 per annum during the Employment Term (as such term is defined in Section 3.1, below). Executive's Salary shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

               2.2 The Company shall annually review Executive's performance. Based upon such review and such other factors as the Company may consider, the Company may determine to increase Executive's salary and/or to award Executive a bonus (which bonus may be payable in cash or securities of the Company). Notwithstanding the foregoing, Executive understands that the Company is not obligated under any circumstances, to award any such increase in salary or bonus.

               2.3 Executive shall be entitled to such medical, dental and disability insurance which is no less favorable than generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions. Executive shall be entitled to four weeks of vacation in each employment year and to a reasonable number of other days off for religious and personal reasons. Executive acknowledges that the Company may, from time to time, apply for and take out in its own name and at its expense, life, health, disability, accident or other insurance, including key man insurance, upon Executive that the Company may deem necessary and advisable to protect its interests hereunder; and Executive agrees to submit to any medical or other reasonable examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance; and Executive acknowledges that he shall have no right, title or interest in or to such insurance. 2.4 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures. 2.5 The Company shall grant Executive the option to purchase 50,000 shares of the Company's common stock, par value $.01 per share, at an exercise price per share equal to the closing price of such stock, as reported in the Wall Street Journal, on February 6, 1998. Fifty percent of the option shall vest on the one-year anniversary date of this Agreement and fifty percent of the options shall vest on the second anniversary date of this Agreement. All other terms and conditions of the Option shall be governed by the Option Agreement entered into between Executive and the Company of even date herewith.

         3.       Term and Termination.

               3.1 The term of this Agreement commences as of January 1, 1998 and shall continue until December 31, 2000 (the "Employment Term"), unless sooner terminated or extended as herein provided.

               3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate. Notwithstanding such termination, the Company shall pay to the legal representative of Executive's estate the Salary due Executive pursuant to paragraph 2.1 hereof through the one-year anniversary date of Executive's death.

               3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement.

               3.4 The Company, by not less than 30 days notice to Executive, may terminate this Agreement without cause at any time. In the event of such termination the Company shall pay to Executive the salary due Executive pursuant to Paragraph 2.1 through the Employment Term as provided in Section 3.1. Notwithstanding such termination, the provisions of paragraph 4 shall survive.

               3.5 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "cause" shall mean: (a) the intentional refusal or failure by Executive to carry out specific directions of the President which are of a material nature and consistent with his status as Chief Operating Officer; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) common law fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "cause" with reasonable particularity and, within ten business days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "cause"; provided, however, that a breach of any provision of clauses (a) or (b) above, involving the same or substantially similar actions or conduct for which the Company previously gave notice of termination and with respect to which, Executive satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Company. Notwithstanding such termination, the provisions of paragraph 4 shall survive. 3.6 The Executive, by notice to the Company, may terminate this Agreement if the Company materially breaches any of the provisions of this Agreement. Notwithstanding the foregoing, the Executive shall not have grounds for termination unless Executive shall have given written notice to the Company specifying the breach with reasonable particularity and, within ten days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such breach; provided, however, that a breach of any provision of this Agreement involving the same or substantially similar actions or conduct for which the Executive previously gave notice of termination and with respect to which, the Company satisfactorily cured, shall be grounds for termination for cause without any additional notice from the Company. In the event of termination by Executive under this
          Section 3.6, the Company shall pay to Executive the Salary due Executive pursuant to paragraph 2.1 hereof through the Employment Term. Notwithstanding such termination, the provisions of paragraph 4 shall survive termination if the Company continues to pay Executive the Salary as provided in the immediately preceding sentence.

         4.       Protection of Confidential Information.

               4.1      Executive acknowledges that:

               (a) As a result of his employment with the Company, Executive will obtain secret and confidential information concerning the business of the Company and/or its subsidiaries and affiliates (referred to collectively in this paragraph 4 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

               (b) The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a Competitive Business with the Company or divulge Confidential Information.

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               (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company. 4.2 Executive agrees that he will not at any time, either during the term of this
          Agreement  or  thereafter,   divulge  to  any  person  or  entity  any
          Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder; (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. 4.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, subject to Executive's obligations under this Section 4, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company. 4.4 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4.2, the Company shall have the right and remedy: (a) to have the provisions of this
          Agreement   specifically   enforced   by  any  court   having   equity
          jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) to require Executive to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of
          Section 4.2, and Executive hereby agrees to account for and pay over such damages to the Company. Each of the rights and remedies enumerated in this Section 4.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. In connection with any legal action or proceeding arising out of Section 4.2, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party. 4.5 If any provision of Section 4.2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form. 4.6 The provisions of this paragraph 4 shall survive the termination of this Agreement for any reason. 4.7 As used in this Agreement, "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company, and "Competitive Business" shall mean the design, development and/or marketing of prepaid phone cards, enhanced and/or interactive telecommunications services and/or products and/or any other reselling of telecommunications access and/or the operation of telephone calling centers or outlets or any other business engaged in by the Company and/or any of its subsidiaries during the fiscal year prior to the termination of Executive's employment.

         5.       Miscellaneous Provisions.

               5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when delivered by reputable overnight courier, postage prepaid, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given upon actual receipt. If to Executive:

                           Randolph Cherkas
                           108 St. James Avenue
                           Merchantville, New Jersey  08109
                           Marked: "Personal and Confidential"

                  If to the Company:

                           Global Telecommunication Solutions, Inc.
                           5697 Rising Sun Avenue
                           Philadelphia, Pennsylvania 19120
                           Attn: General Counsel

               5.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

               5.3  All  questions  with  respect  to the  construction  of this
          Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York. 5.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives. 5.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision. 5.6 Executive expressly agrees that the compensation to which he may be entitled pursuant to Section 2 hereof may be reduced as provided in Article 8 of the Merger and Reorganization Agreement and pursuant to any other indemnification obligation of Executive incurred in connection with the transactions contemplated by the Merger and Reorganization Agreement. Executive expressly agrees that any such reduction shall not constitute a deduction from "wages" as defined in Section 190, Article 6, of the New York Labor Law, and that such reduction is not prohibited under
          Section 193, Article 6, of the New York Labor Law. Executive shall not bring or participate in any action claiming that such reduction is in violation of Section 193, Article 6, of the New York Labor Law, or any other provision of applicable law. Executive shall not bring or participate in any action claiming that such reduction is in violation of Section 193, Article 6, of the New York Labor Law, or any other provision of applicable law.



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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                    EXECUTIVE

                                    -----------------------------------
                                    Randolph Cherkas


                                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


                                    By: _______________________________
                                           Name:
                                           Title:


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